Workiva Inc. Announces First Quarter 2024 Financial Results
•Increased Q1 2024 Subscription & Support Revenue by 20% over Q1 2023
•Total revenues of $176 million in Q1 2024, representing 17% year-over-year growth
•Achieved 34% YOY Growth of Customers with Annual Contract Value Over $300K

NEW YORK - May 2, 2024 – Workiva Inc. (NYSE:WK), the world’s leading cloud platform for assured integrated reporting, today announced financial results for its first quarter ended March 31, 2024.
"The Workiva team delivered another solid quarter, resulting in subscription revenue growth of 20%" said Julie Iskow, President & Chief Executive Officer. "Workiva's platform remains a key differentiator for new logo wins and account expansion deals. Workiva is the only platform that brings Financial Reporting, ESG and GRC together in one secure, controlled, audit-ready environment. We are the platform for assured integrated reporting"
"In Q1, we generated 66% of subscription revenue from customers who have multiple solutions" said Jill Klindt, Chief Financial Officer. "Our focus on multi-solution deals and account expansions led to the increase in the number of larger subscription contracts. Workiva had 332 customers with an annual contract value over $300,000 at the end of the first quarter, growing 34% compared to the same time last year."
First Quarter 2024 Financial Results
•Revenue: Total revenue for the first quarter of 2024 reached $176 million, an increase of 17% from $150 million in the first quarter of 2023. Subscription and support revenue contributed $155 million, up 20% versus the first quarter of 2023. Professional services revenue was $21 million, relatively flat compared to the same quarter in the prior year.
•Gross Profit: GAAP gross profit for the first quarter of 2024 was $134 million compared with $112 million in the same quarter of 2023. GAAP gross margin was 76.4% versus 74.3% in the first quarter of 2023. Non-GAAP gross profit for the first quarter of 2024 was $136 million, an increase of 20% compared with the prior year's first quarter, and non-GAAP gross margin was 77.7% compared to 75.5% in the first quarter of 2023.
•Results from Operations: GAAP loss from operations for the first quarter of 2024 was $18 million compared with a loss of $47 million in the prior year's first quarter. Non-GAAP income from operations was $6 million compared with a non-GAAP loss from operations of $7 million in the first quarter of 2023.
•GAAP Net Loss: GAAP net loss for the first quarter of 2024 was $12 million compared with a net loss of $46 million for the prior year's first quarter. GAAP net loss per basic and diluted share was $0.21 compared with a net loss per basic and diluted share of $0.86 in the first quarter of 2023.
•Non-GAAP Net Income/Loss: Non-GAAP net income for the first quarter of 2024 was $13 million compared with a loss of $7 million in the prior year's first quarter. Non-GAAP net income per basic share and diluted share was $0.23 and $0.22, respectively, compared with a net loss per basic and diluted share of $0.12 in the first quarter of 2023.
•Liquidity: As of March 31, 2024, Workiva had cash, cash equivalents, and marketable securities totaling $838 million, compared with $814 million as of December 31, 2023. Workiva had $71 million aggregate principal amount of 1.125% convertible senior notes due in 2026, $702 million aggregate principal amount of 1.250% convertible senior notes due in 2028 and $14 million of finance lease obligations outstanding as of March 31, 2024.
Key Metrics and Recent Business Highlights
•Customers: Workiva had 6,074 customers as of March 31, 2024, a net increase of 320 customers from March 31, 2023.
•Revenue Retention Rate: As of March 31, 2024, Workiva's revenue retention rate (excluding add-on revenue) was 98%, and the revenue retention rate including add-on revenue was 111%. Add-on revenue includes changes in both solutions and pricing for existing customers.
•Large Contracts: As of March 31, 2024, Workiva had 1,696 customers with an annual contract value (“ACV”) of more than $100,000, up 24% from 1,363 customers at March 31, 2023. Workiva had 961 customers with an ACV of more than $150,000, up 29% from 746 customers in the first quarter of 2023. Workiva had 332 customers with an ACV of more than $300,000, up 34% from 247 customers in the first quarter of 2023.
Financial Outlook
As of May 2, 2024, Workiva is providing guidance as follows:
Second Quarter 2024 Guidance:
•Total revenue is expected to be in the range of $174 million to $176 million.
•GAAP loss from operations is expected to be in the range of $24.0 million to $22.0 million.
•Non-GAAP income from operations is expected to be in the range of $2 million to $4 million.
•GAAP net loss per basic share is expected to be in the range of $0.32 to $0.29.
•Non-GAAP net income per basic share is expected to be in the range of $0.16 to $0.19.
•Net income (loss) per basic share is based on 55.2 million weighted-average shares outstanding.
Full Year 2024 Guidance:
•Total revenue is expected to be in the range of $719 million to $723 million.
•GAAP loss from operations is expected to be in the range of $76 million to $72 million.
•Non-GAAP income from operations is expected to be in the range of $27 million to $31 million.
•GAAP net loss per basic share is expected to be in the range of $0.90 to $0.83.
•Non-GAAP net income per basic share is expected to be in the range of $0.96 to $1.03.
•Net income (loss) per basic share is based on 55.3 million weighted-average shares outstanding.
Quarterly Conference Call
Workiva will host a conference call today at 5:00 p.m. ET to review the Company’s financial results for the first quarter 2024, in addition to discussing the Company’s outlook for the second quarter and full year 2024. To access this call, dial 888-330-2469 (U.S. domestic) or 240-789-2740 (international). The conference ID is 8736384. A live webcast of the conference call will be accessible in the "Investor Relations" section of Workiva’s website at www.workiva.com. A replay of this conference call can also be accessed through May 9, 2024, at 800-770-2030 (U.S. domestic) or 647-362-9199 (international). The replay pass code is 8736384. An archived webcast of this conference call will also be available an hour after the completion of the call in the "Investor Relations" section of the Company’s website at www.workiva.com.
About Workiva
Workiva Inc. (NYSE:WK) is on a mission to power transparent reporting for a better world. We build and deliver the world’s leading cloud platform for assured integrated reporting to meet stakeholder demands for action, transparency, and disclosure of financial and non-financial data. Workiva offers the only unified SaaS platform that brings customers’ financial reporting, Environmental, Social, and Governance (ESG), and Governance, Risk, and Compliance (GRC) together in a controlled, secure, audit-ready platform. Our platform simplifies the most complex reporting and disclosure challenges by streamlining processes, connecting data and teams, and ensuring consistency. Learn more at workiva.com.
Non-GAAP Financial Measures
The non-GAAP adjustments referenced herein relate to the exclusion of stock-based compensation and amortization of acquisition-related intangible assets. A reconciliation of GAAP to non-GAAP historical financial measures has been provided in Table I at the end of this press release. A reconciliation of GAAP to non-GAAP guidance has been provided in Table II at the end of this press release.
Workiva believes that the use of non-GAAP gross profit and gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Non-GAAP gross profit is calculated by excluding stock-based compensation expense attributable to cost of revenues from gross profit. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by revenues. Non-GAAP income (loss) from operations is calculated by excluding stock-based compensation expense and amortization expense for acquisition-related intangible assets from loss from operations. Non-GAAP net income (loss) is calculated by excluding stock-based compensation expense, net of tax and amortization expense for acquisition-related intangible assets from net loss. Non-GAAP net income (loss) per share is calculated by dividing non-GAAP net income (loss) by the weighted- average shares outstanding as presented in the calculation of GAAP net loss per share. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Workiva believes that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between its operating results from period to period. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus we do not believe it is reflective of ongoing operations. Workiva’s management uses these non-GAAP financial measures as tools for financial and operational decision making and for evaluating Workiva’s own operating results over different periods of time.
Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Workiva’s industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Workiva’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Workiva’s business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Workiva’s business.
Safe Harbor Statement
Certain statements in this press release are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "outlook," "guidance" or the negative of those terms or other comparable terminology.
Please see the Company’s documents filed or to be filed with the Securities and Exchange Commission, including the Company’s annual reports filed on Form 10-K and quarterly reports on Form 10-Q, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this report. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Investor Contact:		Media Contact:
Mike Rost		Rotha Brauntz
Workiva Inc.		Workiva Inc.
investor@workiva.com		press@workiva.com

WORKIVA INC. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share amounts)
	Three months ended March 31,
	2024	2023
	(unaudited)
Revenue
Subscription and support	$154,979	$129,664
Professional services	20,688	20,525
Total revenue	175,667	150,189
Cost of revenue
Subscription and support (1)	27,927	24,133
Professional services (1)	13,596	14,385
Total cost of revenue	41,523	38,518
Gross profit	134,144	111,671
Operating expenses
Research and development (1)	45,495	45,791
Sales and marketing (1)	82,633	70,710
General and administrative (1)	24,299	42,011
Total operating expenses	152,427	158,512
Loss from operations	(18,283)	(46,841)
Interest income	10,455	3,717
Interest expense	(3,232)	(1,501)
Other income and (expense), net	86	(940)
Loss before provision for income taxes	(10,974)	(45,565)
Provision for income taxes	713	585
Net loss	$(11,687)	$(46,150)
Net loss per common share:
Basic and diluted	$(0.21)	$(0.86)
Weighted-average common shares outstanding - basic and diluted	54,915,852	53,690,242

(1) Includes stock-based compensation expense as follows:

	Three months ended March 31,
	2024	2023
	(unaudited)
Cost of revenue
Subscription and support	$1,601	$1,072
Professional services	727	633
Operating expenses
Research and development	4,641	4,697
Sales and marketing	8,038	6,958
General and administrative	8,000	24,682

WORKIVA INC. CONSOLIDATED BALANCE SHEETS (in thousands)
	March 31, 2024	December 31, 2023
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$296,066	$256,100
Marketable securities	542,281	557,622
Accounts receivable, net	87,898	125,193
Deferred costs	37,822	39,023
Other receivables	7,162	7,367
Prepaid expenses and other	25,771	23,631
Total current assets	997,000	1,008,936
Property and equipment, net	23,295	24,282
Operating lease right-of-use assets	11,254	12,642
Deferred costs, non-current	32,848	33,346
Goodwill	110,317	112,097
Intangible assets, net	21,154	22,892
Other assets	6,036	4,665
Total assets	$1,201,904	$1,218,860
Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$9,911	$5,204
Accrued expenses and other current liabilities	89,437	97,921
Deferred revenue	367,060	380,843
Finance lease obligations	540	532
Total current liabilities	466,948	484,500
Convertible senior notes, non-current	763,063	762,455
Deferred revenue, non-current	31,085	36,177
Other long-term liabilities	212	178
Operating lease liabilities, non-current	9,839	10,890
Finance lease obligations, non-current	13,913	14,050
Total liabilities	1,285,060	1,308,250
Stockholders’ deficit
Common stock	55	54
Additional paid-in-capital	584,752	562,942
Accumulated deficit	(664,328)	(652,641)
Accumulated other comprehensive (loss) income	(3,635)	255
Total stockholders’ deficit	(83,156)	(89,390)
Total liabilities and stockholders’ deficit	$1,201,904	$1,218,860

WORKIVA INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three months ended March 31,
	2024	2023
	(unaudited)
Cash flows from operating activities
Net loss	$(11,687)	$(46,150)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,522	2,800
Stock-based compensation expense	23,007	38,042
(Recovery of) provision for doubtful accounts	(123)	106
Realized loss on sale of available-for-sale securities, net	—	561
Amortization of premiums and discounts on marketable securities, net	(3,749)	(1,028)
Amortization of issuance costs and debt discount	608	325
Deferred income tax	(295)	(10)
Changes in assets and liabilities:
Accounts receivable	36,947	29,363
Deferred costs	1,405	1,770
Operating lease right-of-use asset	1,426	1,295
Other receivables	194	95
Prepaid expenses	(2,273)	(5,732)
Other assets	(1,090)	(74)
Accounts payable	4,726	207
Deferred revenue	(17,526)	(9,955)
Operating lease liability	(987)	(1,172)
Accrued expenses and other liabilities	(8,261)	(4,880)
Net cash provided by operating activities	24,844	5,563
Cash flows from investing activities
Purchase of property and equipment	(203)	(198)
Purchase of marketable securities	(116,567)	(125,815)
Sale of marketable securities	4,609	43,713
Maturities of marketable securities	129,640	31,905
Purchase of intangible assets	(31)	(79)
Net cash provided by (used in) investing activities	17,448	(50,474)

Cash flows from financing activities
Proceeds from option exercises	302	1,457
Taxes paid related to net share settlements of stock-based compensation awards	(8,611)	(7,228)
Proceeds from shares issued in connection with employee stock purchase plan	7,113	5,546
Principal payments on finance lease obligations	(129)	(124)
Net cash used in financing activities	(1,325)	(349)
Effect of foreign exchange rates on cash	(1,107)	548
Net increase (decrease) in cash and cash equivalents	39,860	(44,712)
Cash and cash equivalents at beginning of period	256,721	240,197
Cash and cash equivalents at end of period	$296,581	$195,485

	Three months ended March 31,
	2024	2023
Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents at end of period	$296,066	$195,485
Restricted cash included within prepaid expenses and other at end of period	515	—
Total cash, cash equivalents, and restricted cash at end of period shown in the consolidated statements of cash flows	$296,581	$195,485

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended March 31,
	2024	2023
Gross profit, subscription and support	$127,052	$105,531
Add back: Stock-based compensation	1,601	1,072
Gross profit, subscription and support, non-GAAP	$128,653	$106,603

Gross profit, professional services	$7,092	$6,140
Add back: Stock-based compensation	727	633
Gross profit, professional services, non-GAAP	$7,819	$6,773

Gross profit	$134,144	$111,671
Add back: Stock-based compensation	2,328	1,705
Gross profit, non-GAAP	$136,472	$113,376

Cost of revenue, subscription and support	$27,927	$24,133
Less: Stock-based compensation	1,601	1,072
Cost of revenue, subscription and support, non-GAAP	$26,326	$23,061

Cost of revenue, professional services	$13,596	$14,385
Less: Stock-based compensation	727	633
Cost of revenue, professional services, non-GAAP	$12,869	$13,752

Research and development	$45,495	$45,791
Less: Stock-based compensation	4,641	4,697
Less: Amortization of acquisition-related intangibles	890	886
Research and development, non-GAAP	$39,964	$40,208

Sales and marketing	$82,633	$70,710
Less: Stock-based compensation	8,038	6,958
Less: Amortization of acquisition-related intangibles	412	601
Sales and marketing, non-GAAP	$74,183	$63,151

General and administrative	$24,299	$42,011
Less: Stock-based compensation	8,000	24,682
General and administrative, non-GAAP	$16,299	$17,329

Loss from operations	$(18,283)	$(46,841)
Add back: Stock-based compensation	23,007	38,042
Add back: Amortization of acquisition-related intangibles	1,302	1,487
Income (loss) from operations, non-GAAP	$6,026	$(7,312)

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended March 31,
	2024	2023
Net loss	$(11,687)	$(46,150)
Add back: Stock-based compensation	23,007	38,042
Add back: Amortization of acquisition-related intangibles	1,302	1,487
Net income (loss), non-GAAP	$12,622	$(6,621)

Net loss per basic and diluted share:	$(0.21)	$(0.86)
Add back: Stock-based compensation	0.42	0.71
Add back: Amortization of acquisition-related intangibles	0.02	0.03
Net income (loss) per basic share, non-GAAP	$0.23	$(0.12)
Net income (loss) per diluted share, non-GAAP	$0.22	$(0.12)

Weighted-average common shares outstanding - basic, non-GAAP	54,915,852	53,690,242
Weighted-average common shares outstanding - diluted, non-GAAP	56,352,572	53,690,242

TABLE II WORKIVA INC. RECONCILIATION OF NON-GAAP GUIDANCE (in thousands, except share and per share data)
	Three months ending June 30, 2024			Year ending December 31, 2024

Loss from operations, GAAP range	$(24,000)	-	$(22,000)	$(76,000)	-	$(72,000)
Add back: Stock-based compensation	24,700		24,700	98,000		98,000
Add back: Amortization of acquisition-related intangibles	1,300		1,300	5,000		5,000
Income from operations, non-GAAP range	$2,000	-	$4,000	$27,000	-	$31,000

Net loss per share, GAAP range	$(0.32)	-	$(0.29)	$(0.90)	-	$(0.83)
Add back: Stock-based compensation	0.46		0.46	1.77		1.77
Add back: Amortization of acquisition-related intangibles	0.02		0.02	0.09		0.09
Net income per share, non-GAAP range	$0.16	-	$0.19	$0.96	-	$1.03

Weighted-average common shares outstanding - basic	55,200,000		55,200,000	55,300,000		55,300,000